As filed with the Securities and Exchange Commission on December 9, 1997

                                               Registration No. 33-60564
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             FIRST HAWAIIAN, INC.

            (Exact name of Registrant as specified in its charter)

          Delaware                   6711                   99-0156159
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of             Industrial          Identification Number)
      incorporation or          Classification
       organization)             Code Number)

                               999 Bishop Street
                            Honolulu, Hawaii  96813
                                 (808) 525-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              WALTER A. DODS, JR.
                      Chairman and Chief Executive Officer
                              FIRST HAWAIIAN, INC.
                               999 Bishop Street
                            Honolulu, Hawaii  96813
                                 (808) 525-7000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                  Copies to:

 HOWARD H. KARR                             LEE MEYERSON, ESQ.
 Executive Vice President                   Simpson Thacher & Bartlett
 and Treasurer                              425 Lexington Avenue
 First Hawaiian, Inc.                       New York, New York  10017
 999 Bishop Street
 Honolulu, Hawaii  96813




                    REMOVAL OF SECURITIES FROM REGISTRATION

        The Registrant hereby amends Registration Statement No. 33-60564 on Form S-3 for the sole purpose of deregistering 330,700 shares of the Registrant's common stock, par value $5.00 per share.

=============================================================================

                             FIRST HAWAIIAN, INC.

     Pursuant to its Registration on Form S-3 (No. 33-60564) (the "Registration Statement"), First Hawaiian, Inc. (the "Registrant") registered 423,077 shares of its common stock, par value $5.00 per share (the "Common Stock"), which were held by Finance Investment Company, Limited (the "Selling Shareholder"). The Registrant has been advised by the Selling Shareholder and certain of its affiliates that 92,377 shares of Common Stock have been sold, and that no other shares have been sold or will be sold, under the Registration Statement. Pursuant to the Registrant's undertaking in the Registration Statement, the Registrant hereby removes from registration 330,700 shares of Common Stock which were registered but not sold pursuant to such Registration Statement.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on December 9, 1997.


                                           FIRST HAWAIIAN, INC.
                                           (Registrant)


                                           By/s/Howard H. Karr
                                             Howard H. Karr
                                             Executive Vice President
                                               and Treasurer



        Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, this post-effective amendment to the Registration Statement has been signed below by the following person in the capacity and on the date indicated.


/s/Walter A. Dods, Jr.          Agent for Service          December 9, 1997
   Walter A. Dods, Jr.